                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K/A1


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 21, 1996 (August 7,
                                                 ---------------------------
1996)
-----

Silverado Foods, Inc.

(Exact name of registrant as specified in its charter)


Oklahoma                       1-13260                     73-1369218
--------                       -------                     ----------
(State or other jurisdiction  (Commission File Number)    (IRS Employer
of incorporation)                                         Identification
                                                          Number)



6846 S. Canton, Suite 110 Tulsa, Oklahoma 74136
(Address of principal executive offices)

Registrant's telephone number, including area code (918) 496-2400



Not applicable

(Former name or former address, if changes since last report)

Item 7.   Financial Statement and Exhibits.

(a) Financial Statements of business acquired.

TBP HOLDINGS, INC.:

     Report of Independent Public Accountants

     Auditors' Report

     Balance Sheets as of July 27,1996 and December 31, 1995

     Statements of Operations and Accumulated Deficit for periods from December 31, 1995 through July 27,1996 and from July 2, 1995 through December 30,1995

     Statements of Cash Flows for periods from December 31, 1995 through July 27,1996 and from July 2, 1995 through December 30, 1995

     Notes to Financial Statements

     Pro Forma financial information

(b)  SILVERADO FOODS, INC. AND SUBSIDIARIES

     Unaudited Pro Forma Consolidated Statement of Operations for the Year ended December 31, 1995

     Unaudited Pro Forma Consolidated Statement of Operations for the Six Month Period Ended June 30, 1996

     Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1996

     Notes to Unaudited Pro Forma Consolidated Financial Statements

(c)  Exhibits

     The following is a list of all exhibits filed as a part of this Form 8-K.

     * 23.1 Consent of Arthur Andersen LLP

     * Filed herewith

                               TBP HOLDINGS, INC.



         FINANCIAL STATEMENTS AS OF JULY 27, 1996 AND DECEMBER 30, 1995

             TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Silverado Foods, Inc.:


We have audited the accompanying balance sheets of TBP Holdings, Inc. (a California corporation) (the Company) as of July 27, 1996 and December 30, 1995 and the related statements of operations and accumulated deficit and cash flows for the periods from December 31, 1995 through July 27, 1996 and from July 2, 1995 through December 30, 1995, respectively. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TBP Holdings, Inc. as of July 27, 1996 and December 30, 1995, and the results of its operations and its cash flows for the periods from December 31, 1995 through July 27, 1996 and from July 2, 1995 through December 30, 1995 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Tulsa, Oklahoma
 September 13, 1996

                              TBP HOLDINGS, INC.
                              -----------------


                                BALANCE SHEETS
                                --------------

                      JULY 27, 1996 AND DECEMBER 30, 1995
                      -----------------------------------

                                                           1996            1995
                                    ASSETS             -----------      -----------
                                    ------
CURRENT ASSETS:
  Cash                                                 $   400,940      $   158,690
  Miscellaneous receivables                                155,761          225,003
  Inventories, net (Note 1)                                568,685        1,010,271
  Prepaid expenses                                          66,120           59,405
                                                       -----------      -----------
        Total current assets                             1,191,506        1,453,369

PROPERTY, PLANT AND EQUIPMENT, net (Notes 1 and 2)       1,997,599        2,404,668
                                                       -----------      -----------
                                                       $ 3,189,105      $ 3,858,037
                                                       ===========      ===========

                     LIABILITIES AND SHAREHOLDER'S DEFICIT
                     -------------------------------------

CURRENT LIABILITIES:
  Intercompany payables, net (Note 3)                  $19,963,706      $ 17,178,998
  Trade accounts payable                                   341,340         1,409,169
  Accrued liabilities                                      223,271           283,796
                                                       -----------      ------------
        Total current liabilities                       20,528,317        18,871,963
                                                       -----------      ------------

COMMITMENTS AND CONTINGENCIES (Note 5)

SHAREHOLDER'S DEFICIT:
  Common stock, no par value, 20,000 shares authorized,
      issued and outstanding                            10,359,033        10,359,033
  Accumulated deficit                                  (27,698,245)      (25,372,959)
                                                       -----------      ------------
        Total shareholder's deficit                    (17,339,212)      (15,013,926)
                                                       -----------      ------------
                                                       $ 3,189,105      $  3,858,037
                                                       ===========      ============


                    The accompanying notes are an integral
                         part of these balance sheets.

                              TBP HOLDINGS, INC.
                              ------------------

               STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
               ------------------------------------------------

         FOR THE PERIODS FROM DECEMBER 31, 1995 THROUGH JULY 27, 1996
         ------------------------------------------------------------
                AND FROM JULY 2, 1995 THROUGH DECEMBER 30, 1995
                -----------------------------------------------


                                                                   1996               1995
                                                              --------------     --------------
NET SALES                                                      $  7,155,374       $ 11,631,567

COST OF SALES                                                     5,197,890          8,239,088
                                                              --------------     --------------

        Gross profit                                              1,957,484          3,392,479
                                                              --------------     --------------
OPERATING EXPENSES:
   Selling, general and administrative                            3,142,438          3,023,984
   Amortization of goodwill and other intangibles (Note 1)                -            292,168
   Write-off of goodwill and other intangibles (Note 1)                   -         20,253,039
   Intercompany charges, net (Note 3)                             1,118,301          1,353,683
                                                              --------------     --------------
                                                                  4,260,739         24,922,874
                                                              --------------     --------------

OPERATING LOSS                                                   (2,303,255)       (21,530,395)
                                                              --------------     --------------
OTHER INCOME (EXPENSE):
   Discount on accounts receivable sold (Note 1)                    (40,722)           (75,162)
   Other                                                             18,691             (7,752)
                                                              --------------     --------------
                                                                    (22,031)           (82,914)
                                                              --------------     --------------

NET LOSS                                                         (2,325,286)       (21,613,309)

ACCUMULATED DEFICIT, beginning of period                        (25,372,959)        (3,759,650)
                                                              --------------     --------------

ACCUMULATED DEFICIT, end of period                             $(27,698,245)      $(25,372,959)
                                                              ==============     ==============

NET LOSS PER SHARE                                             $    (116.26)      $  (1,080.67)
                                                              ==============     ==============

                    The accompanying notes are an integral
                           part of these statements.

                              TBP HOLDINGS, INC.
                              ------------------

                           STATEMENTS OF CASH FLOWS
                           ------------------------

         FOR THE PERIODS FROM DECEMBER 31, 1995 THROUGH JULY 27, 1996
         ------------------------------------------------------------
                AND FROM JULY 2, 1995 THROUGH DECEMBER 30, 1995
                -----------------------------------------------


                                                                            1996             1995
                                                                      ---------------  ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                               $ (2,325,286)    $ (21,613,309)
                                                                      ---------------  ----------------
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
   Depreciation and amortization                                            332,284           604,970
   Write-off of goodwill and other intangibles                                    -        20,253,039
   Loss on sale and disposition of assets, net                              107,850            27,567
   Change in assets and liabilities:
       Decrease in miscellaneous receivables                                 69,242         2,268,349
       Decrease in inventories                                              441,586           634,553
       Increase in prepaid expenses                                          (6,715)          (29,843)
       Decrease in trade accounts payable and accrued liabilities        (1,128,354)         (206,758)
                                                                      ---------------  ----------------
           Total adjustments                                               (184,107)       23,551,877
                                                                      ---------------  ----------------
           Cash (used in) provided by operating activities               (2,509,393)        1,938,568
                                                                      ---------------  ----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of assets                                                   -           448,330
   Capital expenditures                                                     (33,065)         (436,947)
                                                                      ---------------  ----------------
           Cash (used in) provided by investing activities                  (33,065)           11,383
                                                                      ---------------  ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase (decrease) in intercompany payables, net                      2,784,708        (2,305,411)
                                                                      ---------------  ----------------
NET INCREASE (DECREASE) IN CASH:                                            242,250          (355,460)
CASH, beginning of period                                                   158,690           514,150
                                                                      ---------------  ----------------
CASH, end of period                                                    $    400,940     $     158,690
                                                                      ===============  ================


                    The accompanying notes are an integral
                           part of these statements.

                               TBP HOLDINGS, INC.
                               ------------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                      JULY 27, 1996 AND DECEMBER 30, 1995
                      -----------------------------------


1.  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    --------------------------------------------------------

Business
--------

The Bagel Place, Inc. (the Bagel Place), a California corporation, is a wholly owned subsidiary of Specialty Foods Corporation (SFC or the Parent). The Bagel Place is engaged in the manufacturing of baked food products. Sales are made to retail food markets throughout the United States and Canada.

In July 1996, the Bagel Place changed its name (as required by its agreement to sell certain of its assets - see Note 8) to TBP Holdings, Inc. (TBP or the Company).

Fiscal Year
-----------

The Company's fiscal year is a 52-53 week year ending on the last Saturday in December.

Accounts Receivable
-------------------

In 1995, the Company entered into an agreement to sell at a discount all of its trade accounts receivables, without recourse, to Specialty Foods Finance Corporation, a separate and wholly owned subsidiary of SFC. The discounts (based on rates established by SFC), related to the sale of receivables under this agreement, of $41,000 and $75,000 in the 1996 and 1995 periods, respectively, have been classified as other expenses in the statements of operations.

Inventories
-----------

Inventories consist primarily of finished goods, packaging supplies and ingredients which are stated at the lower of cost (first-in, first-out basis) or market as follows:

                                         July 27, 1996     December 30, 1995
                                         -------------     -----------------
         Raw materials                    $   484,559       $      590,266
         Finished goods                        98,556              420,005
                                         -------------     -----------------
                                              583,115            1,010,271
         Less: allowance for excess
         and obsolete inventory                14,430                    -
                                         -------------     -----------------
                                          $   568,685       $    1,010,271
                                         =============     =================

Property, Plant and Equipment
-----------------------------

Property, plant and equipment are stated at cost. Depreciation on property, plant and equipment is provided using the straight-line method over estimated service lives ranging from three-to-thirty years. Maintenance, repairs and betterments, including replacement of minor items of physical properties are charged to expense. Major additions to physical properties are capitalized.
The cost of the assets retired or sold is credited to the asset accounts and the related accumulated depreciation is charged to the accumulated depreciation accounts. The gain or loss from the sale or retirement of property, if any, is included in other income (expense) in the statements of operations.

Goodwill and Other Intangibles
------------------------------

Goodwill and other intangibles were recorded in conjunction with SFC's May 1994 acquisition of TBP. Amortization was provided using the straight-line method over estimated lives of forty years and five years, respectively. Due to increased competition and raw material prices, TBP wrote off its remaining goodwill and other intangibles as of December 30, 1995.

Impact of SFAS No. 121
----------------------

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of
                                               --------------------------------
Long-lived Assets and for the Impairment of Long-lived Assets to be Disposed of.
-------------------------------------------------------------------------------
The Company was required to adopt this standard effective December 31, 1995. Management has determined that this statement does not have a material impact on the Company's financial position or results of operations.

Advertising Costs
-----------------

The Company expenses advertising costs as incurred. These costs (which were included in selling, general and administrative expenses in the statement of operations) were approximately $1,522,000 and $2,105,000, in the 1996 and 1995 periods, respectively.

Income Taxes
------------

SFC accounts for income taxes in accordance with SFAS No. 109, Accounting for
                                                               --------------
Income Taxes, which uses the liability method of accounting for income taxes.
------------
Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws in effect or that will be in effect when the differences are expected to reverse.

The Company files consolidated federal and state income tax returns with its Parent and, as agreed, consolidated taxes payable are allocated between the Parent and its subsidiaries, including the Company, based on their respective contributions to consolidated taxable income. The Parent has been in a consolidated net operating loss position and had no taxes payable for either of the last two fiscal years.

Concentration of Risk
---------------------

A majority of the Company's sales are generated by a limited number of customers
(see Note 7).   The Company lost its business with one of these customers in
1996 which had a significant impact on its revenues.

Cash Flows Information
----------------------

For purposes of the statements of cash flows, all highly liquid investments purchased with a maturity of three months or less are considered to be cash equivalents.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  PROPERTY, PLANT AND EQUIPMENT:
    ------------------------------

                                  Depreciation
                                     Period       July 27, 1996   December 30, 1995
                                 --------------  --------------- -------------------
Land and improvements                6 years      $    88,382     $      88,382
Machinery and equipment            7-30 years       2,624,022         2,567,146
Office equipment and other         3-10 years         394,943           526,601
                                                 --------------- -------------------
                                                    3,107,347         3,182,129
Less: accumulated depreciation                      1,109,748           777,461
                                                 --------------- -------------------
                                                  $ 1,997,599     $   2,404,668
                                                 =============== ===================

3.  RELATED PARTY TRANSACTIONS:
    ---------------------------

During the periods ended July 27, 1996 and December 30, 1995, the Company entered into numerous related party transactions. Significant related party transactions are summarized below.

Intercompany payables, net
--------------------------

Intercompany payables are primarily comprised of net amounts owed to other SFC subsidiaries as well as debt incurred by SFC as a result of its acquisition of the Bagel Place. SFC makes all payments related to this debt.

Net Sales
---------

Included in net sales in the statement of operations is approximately $134,000 and $687,000 for the 1996 and 1995 periods, respectively, of sales to other subsidiaries of SFC.

Cost of Sales
-------------

Included in cost of sales in the 1995 period is approximately $159,000 for items purchased from other subsidiaries of SFC.

Intercompany Charges
--------------------

Intercompany charges consist primarily of interest charges on the SFC acquisition debt and management fees owed to SFC and one of its other subsidiaries. Interest charges were approximately $623,000 and $753,000 for the 1996 and 1995 periods, respectively. Management fees were approximately $498,000 and $605,000 for the 1996 and 1995 periods, respectively.

4.  INCOME TAXES:
    -------------

The Company paid no income taxes and recorded no income tax expense or benefit for the 1996 and 1995 periods. Therefore, the effective tax rate is 0% in each reporting period versus the 34% statutory rate.

Deferred income taxes reflect the net tax effects of (i) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes, and (ii) operating loss and tax credit carryforwards. The effects of significant items comprising the Company's net deferred tax assets are as follows:

                                            July 27, 1996     December 30, 1995
                                          -----------------   -----------------
Deferred tax liabilities:
    Fixed asset basis differences          $      (319,000)    $      (335,000)
                                          -----------------   -----------------

Deferred tax assets:
    Net operating loss carryforwards             3,724,000           2,444,000
    Reserves not currently deductible               37,000              37,000
                                          -----------------   -----------------
        Total deferred tax assets                3,761,000           2,481,000
Valuation allowance for deferred
  tax assets                                    (3,442,000)         (2,146,000)
                                          -----------------   -----------------
Net deferred tax assets                    $       319,000     $       335,000
                                          =================   =================


5.  COMMITMENTS AND CONTINGENCIES:
    ------------------------------

The Company leases certain office and warehouse space on a month to month basis.

6.  CONSULTING AGREEMENTS:
    ----------------------

In conjunction with SFC's 1994 acquisition of TBP, TBP entered into three-year consulting and four-year noncompete agreements with the former owners of TBP. These agreements call for the former owners to provide consulting services as requested by TBP.

7.  SIGNIFICANT CUSTOMERS:
    ----------------------

The Company had sales to two and three customers which represented approximately 64% and 73% of total net sales during the 1996 and 1995 periods, respectively.

8.  SUBSEQUENT EVENTS:
    ------------------

As discussed in Note 1, in August 1996, SFC and Silverado Foods, Inc. (Silverado) entered into an agreement whereby Silverado agreed to acquire certain assets and assume certain liabilities of the Company for approximately $2,780,000.

                    SILVERADO FOODS, INC. AND SUBSIDIARIES
                    --------------------------------------

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
           --------------------------------------------------------
                     FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                                                     Pro forma
                                                               December 31,       Business        Pro forma         December 31,
                                                                   1995        to be Acquired     Adjustments           1995
                                                                   ----        --------------     -----------           ----
                                                                 (Audited)
NET SALES                                                     $ 41,010,993     $  18,475,114     $ (1,767,656) (6)  $ 57,718,451
COST OF SALES                                                   27,656,567        13,082,912       (1,376,370) (6)    39,363,109
                                                              -------------    --------------    -------------      -------------
     Gross Profit                                               13,354,426         5,392,202         (391,286)        18,355,342
                                                              -------------    --------------    -------------      -------------
OPERATING EXPENSES:
     General and administrative                                  7,297,209         3,313,715       (2,325,764) (7)     8,285,160
     Selling and marketing                                       8,871,974         4,771,856       (1,078,910) (8)    12,564,920
     Depreciation                                                  239,769           149,292          103,186  (9)       492,247
     Write-off of goodwill                                             -          20,253,039      (20,253,039)(10)           -
     Amortization of goodwill and other intangibles                869,791           292,168         (292,168)(10)       869,791
                                                              -------------    --------------    -------------      -------------
                                                                17,278,743        28,780,070      (23,846,695)        22,212,118
                                                              -------------    --------------    -------------      -------------

OPERATING LOSS                                                  (3,924,317)      (23,387,868)      23,455,409         (3,856,776)

OTHER INCOME (EXPENSE):
     Interest                                                     (787,093)              -           (277,541)(11)    (1,064,634)
     Other, net                                                     (1,601)         (103,542)             -             (105,143)
                                                              -------------    --------------    -------------      -------------
                                                                  (788,694)         (103,542)        (277,541)        (1,169,777)
                                                              -------------    --------------    -------------      -------------

LOSS BEFORE INCOME TAXES                                        (4,713,011)      (23,491,410)      23,177,868         (5,026,553)
PROVISION FOR INCOME TAXES                                             -                 -                -                  -
                                                              -------------    --------------    -------------      -------------
NET LOSS                                                      $ (4,713,011)    $ (23,491,410)    $ 23,177,868       $ (5,026,553)
                                                              =============    ==============    =============      =============

LOSS PER COMMON AND
  COMMON EQUIVALENT SHARE                                     $      (0.81)                                         $      (0.86)
                                                              =============                                         =============

            See notes to Unaudited Pro Forma Financial Statements

                    SILVERADO FOODS, INC. AND SUBSIDIARIES
                    --------------------------------------

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
           --------------------------------------------------------
                 FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1996
                                  (Unaudited)



                                                                                                  Pro forma
                                              June 30,         Business       Pro forma           June 30,
                                                1996        to be Acquired   Adjustments            1996
                                                ----        --------------   -----------            ----
NET SALES                                   $ 21,738,045    $    6,843,547   $       -         $ 28,581,592
COST OF SALES                                 14,215,295         4,843,824           -           19,059,119
                                            -------------   ---------------  ------------      -------------
     Gross Profit                              7,522,750         1,999,723           -            9,522,473
                                            -------------   ---------------  ------------      -------------
OPERATING EXPENSES:
     General and administrative                3,716,907         1,960,032      (972,081)(7)      4,704,858
     Selling and marketing                     4,693,278         1,827,723           -            6,521,001
     Depreciation                                151,839            69,441        56,798 (9)        278,078
     Amortization of goodwill and other
     intangibles                                 647,030               -             -              647,030
                                            -------------   ---------------  ------------      -------------
                                               9,209,054         3,857,196      (915,283)        12,150,967
                                            -------------   ---------------  ------------      -------------

OPERATING LOSS                                (1,686,304)       (1,857,473)      915,283         (2,628,494)

OTHER INCOME (EXPENSE):
     Interest                                   (631,540)              -        (138,771)(11)      (770,311)
     Other, net                                  (44,066)          (20,628)                         (64,694)
                                            -------------   ---------------  ------------      -------------
                                                (675,606)          (20,628)     (138,771)          (835,005)
                                            -------------   ---------------  ------------      -------------

LOSS BEFORE INCOME TAXES                      (2,361,910)       (1,878,101)      776,512         (3,463,499)
PROVISION FOR INCOME TAXES                           -                 -             -                  -
                                            -------------   ---------------  ------------      -------------
     NET LOSS                                 (2,361,910)       (1,878,101)      776,512         (3,463,499)

     Accretion of common stock subject to price
          guarantee or put option               (131,250)                                          (131,250)
                                            -------------   ---------------  ------------      -------------
LOSS APPLICABLE TO COMMON SHAREHOLDERS      $ (2,493,160)   $   (1,878,101)  $   776,512       $ (3,594,749)
                                            =============   ===============  ============      =============

LOSS PER COMMON AND
  COMMON EQUIVALENT SHARE                   $      (0.40)                                      $      (0.58)
                                            =============                                      =============

             See notes to Unaudited Pro Forma Financial Statements

                    SILVERADO FOODS, INC. AND SUBSIDIARIES
                    --------------------------------------

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                ----------------------------------------------

                                 JUNE 30, 1996

                                                                                        Pro forma
                                                       June 30,       Pro forma         June 30,
  ASSETS                                                 1996        Adjustments          1996
  ------                                                 ----        -----------          ----
CURRENT ASSETS:
  Cash                                               $   143,141     $         -      $    143,141
  Accounts receivable                                  3,840,537               -         3,840,537
  Inventories, net                                     5,922,051         519,407 (1)     6,441,458
  Prepaid expenses and other                             568,734          32,354 (2)       601,088
  Deferred tax assets                                     16,663               -            16,663
                                                     -----------     -----------      ------------
       Total current assets                           10,491,126         551,761        11,042,887
                                                     -----------     -----------      ------------

NOTE RECEIVABLE                                        1,361,034               -          1,361,034
PROPERTY, PLANT AND EQUIPMENT, net                     6,754,192       2,524,774 (3)      9,278,966
GOODWILL AND OTHER INTANGIBLES, net                   11,275,698               -         11,275,698
                                                     -----------     -----------      -------------
       Total Assets                                  $29,882,050     $ 3,076,535      $  32,958,585
                                                     ===========     ===========      =============

  LIABILITIES AND SHAREHOLDERS' EQUITY
  ------------------------------------
CURRENT LIABILITIES:
  Current maturities of long-term debt               $ 5,307,675     $ 2,775,414 (4)  $   8,083,089
  Trade accounts payable                               7,577,959         301,121 (5)      7,879,080
  Accrued liabilities                                  1,437,077               -          1,437,077
  Other liabilities                                       63,288               -             63,288
                                                     -----------     -----------      -------------
       Total current liabilities                      14,385,999       3,076,535         17,462,534
                                                     -----------     -----------      -------------

LONG-TERM DEBT, less current maturities               12,079,831               -         12,079,831
                                                     -----------     -----------      -------------
DEFERRED TAX LIABILITIES                                  16,663               -             16,663
                                                     -----------     -----------      -------------
OTHER                                                     43,570               -             43,570
                                                     -----------     -----------      -------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT):
  Common stock, $.01 par value, 20,000,000 shares
   authorized                                             62,528               -             62,528
  Treasury Stock                                         (64,652)              -            (64,652)
  Warrants                                                46,549               -             46,549
  Additional paid-in-capital                          16,118,871               -         16,118,871
  Deficit                                            (12,807,309)              -        (12,807,309)
                                                     -----------     -----------      -------------
       Total shareholders' equity (deficit)            3,355,987               -          3,355,987
                                                     -----------     -----------      -------------
              Total Liabilities and shareholders'
               equity (deficit)                      $29,882,050     $ 3,076,535      $  32,958,585
                                                     ===========     ===========      =============

             See notes to Unaudited Pro Forma Financial Statements

                     Silverado Foods, Inc and Subisidaries
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
For the Year ended December 31, 1995 and for the Six Months ended June 30, 1996


The accompanying unaudited pro forma financial statements give effect to the acquisition of The Bagel Place, Inc., a subsidiary of Specialty Foods Corporation (Acquired Business) on August 7, 1996 for approximately $3,076,000. The pro forma balance sheet as of June 30,1996 gives effect to the acquisition as if it took place at that date. The pro forma consolidated statement of operations for the six months ended June 30,1996 gives effect to the acquisition as if it occurred on January 1, 1996. The pro forma consolidated statement of operations for the year ended December 31, 1995 is intended to present results of operations as if the acquisition was completed at January 1, 1995. However, because of the unavailability of reliable financial information for the period January 1 through June 30,1995, the results of the acquired business included in such 1995 pro forma statements are for the period July 1, 1995 to June 30, 1996.

The unaudited pro forma consolidated financial statements do not purport to present the financial position or results of operations of the Company had the acquisition described above actually been completed as of the dates indicated. In addition, the unaudited pro forma consolidated financial statements are not necessarily indicative of the results of future operations of the Company and should be read in conjunction with the audited and unaudited historical financial statements of the Company and the notes thereto.

The following describes the assumptions used in determining the pro forma adjustments necessary to give effect on a pro forma basis to the transactions described above:

1) The adjustment to Inventories represents the fair market value, less a profit margin and allowance for selling and marketing expenses, of the inventories acquired.

2) The adjustment to Prepaid expenses represents deposits for leased property.

3) The adjustment to Property, plant and equipment represents the fair market value of the property acquired.

4) The adjustment to Current maturities of long-term debt represents the debt incurred in order to fund the acquired business.

5) The adjustment to Trade accounts payable represents the liabilities of the acquired business which were assumed by the Company.

6) The adjustment to Sales and Cost of sales represents the elimination of Direct Sales Delivery activity for the routes which were sold in October, 1995.

7) The adjustment to General and administrative expenses represents the elimination of intercompany charges including interest charges from Specialty Foods Corporation to the acquired business.

8) The adjustment to Selling and marketing expenses represents the elimination of sales and marketing expenses related to brands which the Company did not acquire from Specialty Foods Corporation.

9) The adjustment to Depreciation is due to a reduction in the remaining estimated useful lives of the equipment, furniture and fixtures acquired.

10) The adjustment to Amortization of goodwill and other intangibles is due to the elimination of the amortization and write off related to Specialty Food Corporation's purchase price in excess of the assets acquired.

11) The adjustment to Interest expense represents the increase in interest expense for debt incurred in connection with the business acquired.